UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2015

RINGCENTRAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36089	94-3322844
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20 Davis Drive, Belmont, CA 94002

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 472-4100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)	Amendment of Compensatory Arrangements of Certain Officers

On April 24, 2015, RingCentral, Inc. (the “Company”) increased the base salaries and made changes to the annual incentive bonus targets for Vladimir Shmunis, Chief Executive Officer, and Clyde Hosein, Executive Vice President and Chief Financial Officer. The Compensation Committee of the Board of Directors (the “Compensation Committee”) approved the increase of Mr. Shmunis’ base salary from $475,000 to $500,000 and he will be eligible to receive an annual incentive bonus of up to 100% of his base salary, an increase from 75% of his base salary that was previously in effect. In addition, the Compensation Committee approved the increase of Mr. Hosein’s base salary from $320,000 to $350,000 and he will be eligible to receive an annual incentive bonus of up to 100% of his base salary, an increase from 75% of his base salary that was previously in effect. These changes are effective as of April 24, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2015

RINGCENTRAL, INC.

By:	/s/ Clyde Hosein
Name:	Clyde Hosein
Title:	Executive Vice President and Chief Financial Officer